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                                                                  DOCUMENT NO. 1

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          ROYAL CARIBBEAN CRUISES LTD.

                            UNDER SECTION 9.5 OF THE
                            BUSINESS CORPORATION ACT

         The undersigned, the duly authorized Executive Vice President and Secretary of Royal Caribbean Cruises Ltd. (the "Corporation"), for the purpose of amending the Articles of Incorporation, do hereby certify as follows:

         1. The Articles of Incorporation of Royal Caribbean Cruises Ltd. (which was formed under the name of Royal Caribbean Corp.) were filed with the Minister of Foreign Affairs on July 23, 1985.

         2. The first sentence of the second paragraph of ARTICLE SEVENTH (a) of the Articles of Incorporation is hereby amended to read as follows:

         "All directors shall have equal standing and have equal voting powers."

         3. ARTICLE EIGHTH of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

         "EIGHTH  AMENDMENTS TO ARTICLES OF INCORPORATION AND BY-LAWS

                           (a)

                           Subject to subsection (b), any amendment to these Articles of Incorporation shall require authorization at a meeting of shareholders by the affirmative vote of the holders of not less than two-thirds of all outstanding shares of the Corporation entitled to vote thereon.

                           (b)

                           The provisions of subsection (a) of this ARTICLE EIGHTH shall not apply to any amendment:

                           (i)      to ARTICLE FOURTH to change the
                                    Corporation's registered agent or
                                    registered address; or

                           (ii) to ARTICLE FIFTH to change the authorized number of shares of stock which the Corporation shall have authority to issue; or


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                           (iii)    arising from the filing of a copy of a
                                    resolution establishing and designating the shares of any class or of any series of any class pursuant to Section 5.1 of the Business Corporation Act, or any succeeding provision.

                           (c)

                           Subject to ARTICLE SEVENTH, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the By-Laws of the Corporation. The shareholders may adopt, amend or repeal the By-Laws of the Corporation only by the affirmative vote at a meeting of shareholders by the holders of not less than two-thirds of all outstanding shares of the Corporation entitled to vote thereon."

         4. These Articles of Amendment to the Articles of Incorporation of the Corporation were authorized by vote of the shareholders at a meeting of shareholders. The amendment to ARTICLE SEVENTH (a) was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon and the amendment to ARTICLE EIGHTH was authorized by vote of more than two-thirds of all outstanding shares entitled to vote thereon.

         In witness whereof, the undersigned have executed these Articles of Amendment this 13 th day of May 1999.


/s/ RICHARD J. GLASIER                            /s/ MICHAEL J. SMITH
-------------------------------                   ------------------------
Richard J. Glasier                                Michael J. Smith
Executive Vice President                          Secretary